--------------------------------------------------------------------------------
                                  HUBCO, Inc.
                             Union City, New Jersey

                                 REVISED BYLAWS

                       Adopted by the Board of Directors
                                 March 14, 1995
--------------------------------------------------------------------------------

ARTICLE I - SHAREHOLDERS MEETINGS
---------------------------------

1. Annual Meeting - The Annual Meeting of Shareholders for the election of directors and such other business as may properly come before the meeting shall be held within 30 days of March 31st (either before or after) on such date, time and at such place each year as may be set by vote of the Board. The meeting shall be held upon not less than ten nor more than 60 days written notice of the date, time, place and purpose of the meeting.

2. Special Meetings - A special meeting of shareholders may be called for any purpose by the Chairman of the Board, the President or the Board of Directors. A special meeting shall be held upon not less than ten nor more than sixty days written notice of the time, place and purposes of the meeting.

3. Action Without Meeting - The shareholders may act without a meeting by written consent or consents pursuant to N.J.S. 14A:5-6. Such written consent or consents shall be filed in the minute book.

4. Quorum - A majority of the outstanding common stock represented in person or by proxy shall constitute a quorum at any meeting of shareholders. Less than a quorum may adjourn any meeting, and the meeting may be held, as adjourned, without further notice.

5. Shareholder Action - A majority of the votes cash shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the certificate of incorporation.

6. Record Date - The Board of Directors shall fix a record date for each meeting of shareholders and for other corporate action for purposes of determining the shareholders of the Corporation who are entitled to: (i) notice of or to vote at any meeting of shareholders; (ii) give a written consent to any action without a meeting: or (iii) receive payment of any dividend, distribution, or allotment of any right. The record date shall not be more than sixty days nor less than ten days prior to the shareholders meeting, or other corporate action or event to which it relates.

7. Mailing or Delivering Notice - Shareholders shall be under a duty to notify the Secretary of the Corporation of any change in their address. All notices, dividends or distributions to which a shareholder is entitled shall be mailed to the most recent address listed for each shareholder on the books of the Corporation.

8. Inspector of Election - Every election of directors shall be managed by an inspector, who shall be appointed by the Board of Directors. The inspector of election shall tabulate the proxies and ballots for the election of directors and, after the election, shall file with the secretary of the meeting a certificate under their hands, certifying the result thereof and the names of the directors elected. The inspector of election, at the request of the Board of Directors or Chairman of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

9. Proxies - Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing.

ARTICLE II - DIRECTORS
----------------------

1. Board of Directors - The Board of Directors (the "Board"), shall have power to manage and administer the business and affairs of the Corporation. Except as expressly limited by law, all powers of the Corporation shall be vested and may be exercised by the Board.

2. Number and Term of Office - The number of directors shall be not less than five and not more than twenty-five. The exact number shall be determined by the Board., Directors shall be divided into three classes, as nearly equal in number as possible. Directors of one of the classes shall be elected by the shareholders at each annual meeting, and the directors so elected shall hold office until the third succeeding annual meeting of shareholders and until their successors shall have been elected and qualified. If the Board changes the number of directors constituting a full Board, the new number shall be apportioned as nearly equally as possible among the three classes, provided that no director's term of office may be shortened by his or her being reassigned to another class, and provided further that new directors may be elected to terms shorter than three years if necessary, to keep the classes of equal or nearly equal size. The Board shall have the right to increase the number of directors between annual meetings and to fill vacancies so created and other vacancies occurring for any reason, provided that vacancies caused by increasing the number of directors shall be apportioned as nearly equally as possible among the three classes of directors, and provided further that directors appointed by the Board to fill vacancies occurring for any reason shall serve only until the next annual meeting of shareholders (and until their successors shall have been elected and qualified) at which time the balance of their terms, if any, shall be filled by directors elect ted by the shareholders. (revised January 18, 1984).

3. Regular Meetings - A regular meeting of the Board shall be held without notice immediately following and at the same place as the annual shareholders' meeting for the purpose of electing officers and conducting any other business as may come before the meeting. The Board shall hold a regular meeting on the second and fourth Tuesday of each month but any regular meeting may be hold on such other day as the Board by resolution may designate. Any regular meeting may be omitted entirely. All regular meetings may be held without notice to any director, except that a forth different or additional regular meeting dates shall be entitled to notice of those meetings.

4. Special Meetings - A special meeting of the Board may be called for any purpose at any time by the Chairman of the Board, the President or by five directors. The meeting shall be held upon such notice as is reasonable under the circumstances, but if the meeting is not called by the Chairman or the President then upon not less than one day's notice if given orally (either by telephone or in person), or upon not less than two days' notice if given by telegraph or by mail to the business or residence address of each director. The notice shall specify the time and place of the meeting.

5. Action Without Meeting - The Board may act without a meeting if, prior or subsequent to the action, each member of the board shall consent in writing to the action. The written consent or consent or consents shall be filed in the minute book.

6. Quorum - A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law or these bylaws. However, a smaller number may adjourn any meeting and the meeting may be held, as adjourned, without further notice. The act of the majority present at a meeting at which a quorum is present shall be the act of the Board, unless otherwise provided by law or these bylaws.

7. Vacancies in Board of Directors - Any vacancy in the Board, including a vacancy caused by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors.

ARTICLE III - COMMITTEES OF THE BOARD
-------------------------------------

1.   Executive Committee - The Bank's Amended and Integrated
     Certificate of Incorporation provides that:

          "An Executive Committee of the Board of Directors may be appointed from time to time by the Board of Directors from among the Directors."

     There shall be an Executive Committee of the Board of Directors composed of seven members to be appointed from time to time by the Board of Directors, all of whom shall hold office from the time of their appointment until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their successors are appointed. Two of such members shall be the Chairman and the President.

     The Executive Committee may make rules and regulations for the transaction of its business subject to the approval of the Board of Directors.

     The Executive Committee shall have all of the powers and be subject to all of the duties provided by law subject, however, to the limitation that the executive Committee shall act only between meetings of the Board and only on matters which in the opinion of the Committee should not be deferred for Board action.

     The minutes of each meeting of the Executive Committee shall be presented to the Board of Directors at its next meeting following such meeting of the Executive Committee, except as otherwise provided by law.

2. Other Committees - The Board may appoint, from time to time, other committees for such purposes and with such powers as the Board may determine.

ARTICLE IV - WAIVERS OF NOTICE
------------------------------

     Any notice required by these bylaws, by the certificate of incorporation, or by the New Jersey Business Corporation Act may be waived in writing by any person entitled to notice. The waiver, or waivers, may be executed either before or after the event with respect to which the notice is waived. Each director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.

ARTICLE V - OFFICERS
--------------------

1. Election - At its regular meeting following the annual meeting of shareholders, the Board shall elect a Chairman, a President, a Treasurer, a Secretary, and it may elect such other officers as it shall deem necessary. One person may hold two or more offices.

2. Chairman of the Board - The Board shall appoint one of its members to be Chairman of the Board to serve at the pleasure of the Board. Such person shall preside at all meetings of the Board and of the shareholders. The Chairman of the Board shall supervise the carrying out of the overall policies and objectives of the Corporation and may exercise such specific additional powers and duties as from time to time may be assigned by the Board. In the absence or disability of the President, the Chairman shall perform his duties.

3. President - The Board shall appoint one of its members to be President of the Corporation. In the absence or disability of the Chairman, the President shall preside at any meeting of the Board unless the Board appoints a temporary Chairman. Subject to the Authority of the Board, and on matters of overall policy subject to consultation with the Chairman, the President shall have general executive powers and shall have and may exercise any and all other powers and duties pertaining by law or practice to the office of President. The President shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board. The President shall be an ex-office member of all Board Committees to which he is not appointed.

4. Vice President - The Board may appoint one or more Vice Presidents who shall perform the duties and have the authority as from time to time may be delegated to him by the Chairman, the President or by the Board.

5. Secretary - The Board shall appoint a Secretary of the Corporation who shall be custodian of the corporate seal, records, documents and papers. The Secretary shall have and may exercise any and all other powers and duties pertaining by law or practice to the office of Secretary and shall also perform such other duties as may be assigned from time to time by the Board.

6. Secretary to the Board - The Board shall appoint a Secretary to the Board who shall be Secretary for meetings of the Board and shall keep accurate minutes of those meetings.

7. Treasurer - The Board shall appoint a Treasurer who shall have the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation. The Treasurer shall perform such other duties and possess such other powers as are incident to his office or as shall be assigned to him by the President or the Board.

8. Other Officers - The Board may appoint one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as from time to time may appear to the Board to be required or desirable to transact the business of the Corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board, the Chairman of the board, or the President.

9. Tenure of Office - The Chairman, the President and all other officers shall hold office at the will of the Board. Any vacancy occurring in the office of Chairman, President, Secretary or Treasurer shall be filled by the Board.

ARTICLE VI - SHARE CERTIFICATES
-------------------------------

     The shares of the Corporation shall be represented by certificates signed by or in the name of the Corporation,m by the Chairman of the Board, or the President or a Vice President, and by the Secretary, Treasurer, Assistant Secretary or Assistant Treasurer of the Corporation, and may be sealed with the seal of the Corporation. Any signature and the seal may be reproduced by facsimile. In case any officer who has signed or whose facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

ARTICLE VII - AMENDMENTS TO AND EFFECT OF BYLAWS:  FISCAL YEAR
--------------------------------------------------------------

1. Force and Effect of Bylaws - These bylaws are subject to the provisions of the New Jersey Business Corporation Act and the Corporation's Certificate of Incorporation, as it may be amended from time to time. If any provision in these bylaws is inconsistent with a provisions of the Act or the Certificate of Incorporation shall govern.

2. Amendments to Bylaws - These bylaws may be altered, amended, or repealed by the shareholders or the Board. Any bylaw adopted, amended, or repealed by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting such bylaw expressly reserves to the shareholders the right to amend or repeal it.

3. Fiscal Year - The fiscal year of the Corporation shall begin on the first day of January each year.

4. Records - The Certificate of Incorporation, the bylaws, and the proceedings of all meetings of the shareholders, the Board, and standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary or other officer appointed to act as secretary of the meeting.

5. Inspection - A copy of the bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the principal place of business of the Corporation, and for a proper purpose shall be open for inspection to any shareholder during business hours.

                                  HUBCO, Inc.

                             Union City, New Jersey

                      WAIVER OF NOTICE OF INTENDED ACTION
                TO REPEAL AND ALTER BYLAWS BY REVISING THE SAME
                -----------------------------------------------

     We, the undersigned, being all of the Directors of HUBCO, Inc., a corporation of New Jersey, do hereby waive any and all notice of the intended action to repeal the existing Bylaws of HUBCO, Inc. and to alter the same by adopting a complete revision thereof and do hereby consent to action on such revision at the Meeting of the Board of Directors to be held on October 20, 1987 or at any subsequent Meeting of the Board of Directors.

/s/ ROBERT J. BURKE                 /s/ HARRY J. LEBER
    ----------------------              --------------------------
    Robert J. Burke                     Harry J. Leber

/s/ JOHN T. CLARK                   /s/ JAMES C. McCLAVE
    ----------------------              --------------------------
    John T. Clark                       James C. McClave

/s/ ANDREW M. CUOMO                 /s/ HAROLD J. OLSEN
    ----------------------              --------------------------
    Andrew M. Cuomo                     Harold J. Olsen

/s/ RONALD L. DAVID                 /s/ CHARLES F.X. POGGI
    ----------------------              --------------------------
    Ronald L. David                     Charoles F.X. Poggi

/s/ ARTHUR L. DICKSON               /s/ JAMES E. SCHIERLOH
    ----------------------              --------------------------
    Arthur L. Dickson                   James E. Schierloh

/s/ SHELDON D. GOLDSTEIN            /s/ SR. GRACE FRANCES STRAUBER
    ----------------------              --------------------------
    Sheldon s. Goldstein                Sr. Grace Frances Strauber

/s/ HENRY G. HUGELHEIM              /s/ EDWIN WACHTEL
    ----------------------              --------------------------
    Henry G. Hugelheim                  Edwin Wachtel